Exhibit 99.1

PRESS RELEASE	SOURCE: WPCS International Incorporated

WPCS Reports Third Quarter FY2009 Financial Results

EXTON, PA - (PR Newswire-First Call) - March 17, 2009 - NASDAQ: WPCS - News)  - WPCS International Incorporated (NASDAQ: WPCS), a leader in design-build engineering services for communications infrastructure, today reported financial results for the third quarter of fiscal year 2009 ended January 31, 2009. WPCS reported revenue of approximately $25.3 million for the third quarter compared to $24.8 million for the same period in the prior year, which represents an increase of 2%. WPCS reported net income of approximately $178,000 or $0.03 per diluted share for the third quarter compared to approximately $383,000 or $0.05 per diluted share for the same period in the prior year. Year to date through the nine months ended January 31, 2009 WPCS reported revenue of approximately $82.4 million compared to $74.7 million for the same period in the prior year, which represents a 10% increase. For the nine month period, the reported net income was approximately $1.4 million or $0.19 per diluted share compared to net income of approximately $3.2 million or $0.40 per diluted share for the same period in the prior year.

The company continues to maintain a healthy balance sheet with $28.3 million in working capital, $7.6 million in credit line borrowing and approximately $10 million in cash. In addition, the credit line borrowing to working capital ratio remains strong at 27%. Accounts receivable remained stable with day sales outstanding of 68 days. For the third quarter, the specialty communications sector represented 91% of revenue while the wireless infrastructure sector represented the other 9%. The consolidated gross margin for the third quarter was 27%. As of January 31, 2009, WPCS had approximately $41 million of backlog and a $136 million bid list. After reviewing the projected backlog recognition for the fourth quarter, it is now estimated that fiscal year 2009, ending April 30, 2009, will produce $0.25 in earnings per diluted share.  As a reminder, there will be an investor conference call at 5:00 pm ET today. To participate on the conference call, please dial 888-299-4099 for calls within the U.S. and 302-709-8337 for calls from international locations. Upon reaching the operator, verbally transmit the participant code VH80444. Andrew Hidalgo, CEO of WPCS, will be discussing the company’s financial results, market conditions and strategic initiatives underway. When the overview concludes, your questions can be asked by pressing *1 and your questions can be removed from the queue by pressing the number sign. Replays of the conference call will be available for a period of five days by dialing 402-220-2946 and using 80444 # as the pass code.

Andrew Hidalgo, CEO of WPCS, commented, “Although as a company, we are consistently profitable with a strong balance sheet during these difficult economic times, the quarterly results are still not satisfactory. We have more to achieve. The lower earnings had been a result of a temporary slow down in public services spending. In general, local government and education held back on infrastructure spending until it became clear what additional funding would be made available through the stimulus package. The positive news is that the stimulus package has been legislated and although funds have yet to be disbursed, we have seen an increase in bid solicitations. The stimulus package has allocated $142 billion in infrastructure spending for the public services, healthcare and energy sectors which are the three primary sectors we have been successfully servicing for many years. We believe our opportunities to grow earnings and build shareholder value have increased and we look forward to a much improved fiscal year 2010.”

About WPCS International Incorporated:

WPCS is a design-build engineering company that focuses on the implementation requirements of communications infrastructure. The company provides its engineering capabilities including wireless communication, specialty construction and electrical power to the public services, healthcare, energy and corporate enterprise markets worldwide. For more information, please visit www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements involve risks and uncertainties and are subject to change at any time.  The company’s actual results could differ materially from expected results.  In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward looking statements.
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CONTACT:

WPCS International Incorporated
610-903-0400 x101
ir@wpcs.com

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2009	2008	2009	2008

REVENUE	$25,323,422	$24,802,079	$82,358,634	$74,723,129

COSTS AND EXPENSES:
Cost of revenue	18,369,219	18,010,149	59,975,397	53,844,717
Selling, general and administrative expenses	5,904,094	5,573,644	17,787,254	14,151,781
Depreciation and amortization	614,699	618,002	1,954,880	1,616,204

Total costs and expenses	24,888,012	24,201,795	79,717,531	69,612,702

OPERATING INCOME	435,410	600,284	2,641,103	5,110,427

OTHER EXPENSE (INCOME):
Interest expense	85,480	69,269	333,764	377,487
Interest income	(3,042)	(81,082)	(51,155)	(436,257)
Minority interest	73,840	(23,907)	135,037	36,881

INCOME BEFORE INCOME TAX PROVISION	279,132	636,004	2,223,457	5,132,316

Income tax provision	101,036	252,701	845,240	1,974,885

NET INCOME	$178,096	$383,303	$1,378,217	$3,157,431

Basic net income per common share	$0.03	$0.05	$0.19	$0.45

Diluted net income per common share	$0.03	$0.05	$0.19	$0.40

Basic weighted average number of common shares outstanding	7,077,249	7,093,662	7,193,138	7,049,099

Diluted weighted average number of common shares outstanding	7,077,249	7,804,998	7,213,744	7,956,557

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	January 31,	April 30,
ASSETS	2009	2008
	(Unaudited)	(Note 1)
CURRENT ASSETS:

Cash and cash equivalents	$9,665,638	$7,449,530
Accounts receivable, net of allowance of $113,613 and $98,786 at January 31, 2009 and April 30, 2008, respectively	23,225,223	29,092,488
Costs and estimated earnings in excess of billings on uncompleted contracts	4,572,978	3,887,152
Inventory	2,757,475	2,791,782
Prepaid expenses and other current assets	1,768,849	1,002,993
Prepaid income taxes	361,103	122,342
Deferred tax assets	114,999	35,939
Total current assets	42,466,265	44,382,226

PROPERTY AND EQUIPMENT, net	6,598,938	6,828,162

OTHER INTANGIBLE ASSETS, net	2,069,547	2,929,937

GOODWILL	32,256,592	28,987,501

OTHER ASSETS	159,166	820,315

Total assets	$83,550,508	$83,948,141

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

LIABILITIES AND SHAREHOLDERS' EQUITY	January 31,	April 30,
	2009	2008
	(Unaudited)	(Note 1)
CURRENT LIABILITIES:

Current portion of loans payable	$97,339	$1,272,112
Borrowings under line of credit	-	750,000
Current portion of capital lease obligations	97,425	91,491
Accounts payable and accrued expenses	6,589,306	9,305,791
Billings in excess of costs and estimated earnings on uncompleted contracts	3,366,170	3,602,422
Deferred revenue	706,449	602,560
Due to shareholders	3,334,135	2,300,083
Total current liabilities	14,190,824	17,924,459

Borrowings under line of credit	7,626,056	4,376,056
Loans payable, net of current portion	86,786	156,978
Capital lease obligations, net of current portion	183,024	215,780
Deferred tax liabilities	1,253,252	1,173,786
Total liabilities	23,339,942	23,847,059

Minority interest in subsidiary	1,466,887	1,331,850

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-

Common stock - $0.0001 par value, 25,000,000 shares authorized, 6,942,266 and 7,251,083 shares issued and outstanding at January 31, 2009 and April 30, 2008, respectively	694	725
Additional paid-in capital	50,133,358	50,775,938
Retained earnings	9,087,779	7,709,562
Accumulated other comprehensive (loss) income on foreign currency translation	(478,152)	283,007

Total shareholders' equity	58,743,679	58,769,232

Total liabilities and shareholders' equity	$83,550,508	$83,948,141

Note 1 - Certain reclassifications have been made to prior period financial statements to conform to current presentation.

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